UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2013

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2013, Vision-Sciences, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Howard I. Zauberman. Pursuant to the Letter Agreement, Mr. Zauberman will serve as Interim Chief Executive Officer (“Interim CEO”) of the Company, effective as of May 13, 2013. Mr. Zauberman will receive an annual base salary of $240,000. In addition, Mr. Zauberman is eligible to participate in the Company’s stock option program and will receive (i) fully vested options to purchase 250,000 shares of the Company’s common stock dated as of the commencement of his employment and (ii) additional grants of fully vested options to purchase 100,000 shares of the Company’s common stock upon the completion of each subsequent 90-day periods of service under the Letter Agreement. The options to purchase the Company’s common stock (“Options”) will be exercisable for a period of 36 months following the termination of the Letter Agreement, provided, however, that in no event shall an exercise period for an Option exceed ten (10) years unless Mr. Zauberman is terminated for “cause” (as defined in the Letter Agreement. The Options will be subject to the terms of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”).

The Letter Agreement also provides that if Mr. Zauberman is terminated without “cause” or upon a “change of control” (as defined in the 2007 Plan), the Company will provide Mr. Zauberman with six (6) months’ notice (or payment in lieu thereof) upon receipt of a release validly executed by Mr. Zauberman and not revoked.

The foregoing summary is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, the Company issued a press release announcing that Mr. Zauberman has been named as Interim CEO of the Company, effective immediately. Mr. Zauberman, 60, has over 30 years of experience as a leader in the medical products industry. Prior to joining the Company, Mr. Zauberman was Vice President of Business Development at Henry Schein, Inc., a leading global healthcare distributor serving office based medical practitioners, from 2005 through 2012. Mr. Zauberman also served as a Special Venture Partner at Galen Partners, a healthcare growth equity and late stage venture capital firm, focused on technology enabled services, medical devices and specialty pharmaceuticals. Prior to this, Mr. Zauberman held senior management positions at ETHICON, Inc. a Johnson & Johnson company and Pfizer, Inc. Mr. Zauberman has a Masters of Engineering Management from Northwestern University, a Bachelor of Science from Columbia University in mechanical engineering and a Bachelors degree from Queens College. A brief description of the terms and conditions pursuant to which Mr. Zauberman will serve as Interim CEO are set forth in Item 1.01 above and incorporated into this Item 5.02 by reference.

There is no agreement or understanding between Mr. Zauberman and any other person pursuant to which Mr. Zauberman was appointed as Interim CEO. Mr. Zauberman is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Zauberman replaces Cynthia Ansari, who indicated her intention to resign as the Company’s Chief Executive Officer and President on April 30, 2013, which was accepted by the Board on May 9, 2013.

Item 8.01.	Other Events.

On May 13, 2013, the Company issued a press release announcing the appointment of Mr. Zauberman. A copy of that press release is attached as Exhibit 99.1 and made a part of this Item 8.01. The information in the press release attached as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in this Item 8.01 and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(c)             Exhibits

Exhibit No.	Description of Document
10.1	Employment Letter between Howard I. Zauberman and the Company dated May 13, 2013.
99.1	Press Release dated May 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Keith Darragh
	Name:	Keith Darragh
	Title:	Vice President, Finance and Principal Financial and Accounting Officer

Date:  May 14, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter between Howard I. Zauberman and the Company dated May 13, 2013.
99.1	Press Release dated May 13, 2013.